Exhibit 99.6

The LaPorte Savings Bank	REVOCABLE PROXY

Any depositor giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of The LaPorte Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Depositors to be held on the __th day of September, 2007 and a Proxy Statement for the Special Meeting prior to the signing of this proxy.

Signature:	Date:

Signature:	Date:

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

IMPORTANT: Please Detach, Sign and Return ALL proxies from ALL packets received in the enclosed postage paid envelope. FAILURE TO VOTE HAS THE SAME EFFECT AS AN “AGAINST” VOTE.

STOCK ORDER FORM

SEND OVERNIGHT PACKAGES TO: LaPorte Bancorp, Inc. Attn: Stock Information Center 710 Indiana Avenue LaPorte, Indiana 46350 ( ) -

Deadline: The Subscription Offering ends at 12:00 Noon, Central time, on September __, 2007. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at our branch by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. LaPorte Bancorp, Inc. reserves the right to accept or reject improper order forms.

(1) Number of Shares	x $10.00 =	(2) Total Amount Due	The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 10,000 shares ($100,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 30,000 shares ($300,000).

(3) Method of Payment			(4) Purchaser Information (check one)

☐	Enclosed is a check, bank draft or money order payable to LaPorte Bancorp, Inc. for $____________________________.		a.	☐	Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with The LaPorte Savings Bank as of December 31, 2005. Enter information in Section 7 for all deposit accounts that you had at The LaPorte Savings Bank on December 31, 2005.

☐	I authorize The LaPorte Savings Bank to make withdrawals, without penalty, from my CD or savings accounts shown below, and understand that the amounts will not otherwise be available for withdrawal:		b.	☐	Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with The LaPorte Savings Bank as of _____, 2007 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at The LaPorte Savings Bank on _______, 2007.

	Account Numbers	Amounts

		$	c.	☐	Other Depositors - Check here if you were a depositor of The LaPorte Savings Bank as of ______, 2007, who were not able to subscribe for shares under the Eligible or Supplemental Account Holders Categories

		$	d.	☐	Local Community – Natural persons residing in LaPorte County, IN.

		$	e.	☐	General Public

	Total Withdrawal	$

(5) Check if you (or a household family member) are a: ☐ Director ☐ Officer ☐ Employee

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

☐ Individual	☐ Individual Retirement Account (IRA)	☐ Partnership
☐ Joint Tenants	☐ Uniform Transfer to Minors Act	☐ Trust - Under Agreement Dated ____________________
☐ Tenants in Common	☐ Corporation

Name				SS# or Tax ID

Name				SS# or Tax ID

Address				Daytime Telephone #

City	State	Zip Code	County	Evening Telephone #

(7) Qualifying Accounts You should list any accounts that you may have or had with The LaPorte Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the stock offering.

Qualifying Accounts

Names on Accounts	Account Number

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated August __, 2007 and understand I may not change or revoke my order once it is received by LaPorte Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. LaPorte Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The Subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the amended Plan of Conversion and Reorganization as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature	Date	Signature	Date

Office Use Only: Date Rec’d             /              Check#                  $                 Check#                 $                 Batch#             Order #             Category

The LaPorte Savings Bank	REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE LAPORTE SAVINGS BANK FOR USE AT A SPECIAL MEETING OF DEPOSITORS TO BE HELD ON SEPTEMBER __, 2007, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS YOU TO VOTE FOR THE APPROVAL OF THE PLAN OF REORGANIZATION AS SET FORTH IN THE ATTACHED PROXY STATEMENT.

The undersigned, being a depositor of The LaPorte Savings Bank, hereby authorizes the Board of Trustees of The LaPorte Savings Bank, or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Depositors of The LaPorte Savings Bank to be held at                                                  , on September __, 2007 at             , Central time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

1.	The approval of a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan” or “Plan of Reorganization”) pursuant to which the Bank will reorganize into the mutual holding company structure. As part of the Plan, the Bank will convert to an Indiana chartered stock savings bank which will be wholly-owned by LaPorte Bancorp, Inc., a to-be-formed federal corporation, and will acquire City Savings Financial Corporation (“City Savings Financial”) and its wholly-owned subsidiary, City Savings Bank which will merge into the Bank. Pursuant to the Plan, LaPorte Bancorp, Inc. will issue approximately 55% of its to-be-outstanding shares of common stock to LaPorte Savings Bank, MHC, a federally chartered mutual holding company that will be formed pursuant to the Plan, and will issue approximately 45% of its to-be outstanding common stock for sale to certain depositors of the Bank and to shareholders of City Savings Financial.

☐  FOR         ☐  AGAINST

This proxy, if properly executed, will be voted in accordance with your instructions. If no instructions are given, this proxy will be voted “FOR” adoption of the amended plan of conversion and reorganization and if necessary, for adjournment of the Special Meeting. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

NASD Affiliation - If you have an NASD affiliation, you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of Securities Dealers, Inc. (“NASD”) if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY THE LAPORTE SAVINGS BANK, LAPORTE BANCORP, INC., OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED, OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION SOUTHEAST REGIONAL DIRECTOR, JOHN E. RYAN, AT (312) 917-5000.

I further certify that, before purchasing the common stock of LaPorte Bancorp, Inc., I received a copy of the Prospectus dated August     , 2007, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading “Risk Factors” beginning on page 21 of the prospectus:

Risks Related to Our Business

1.	Changing interest rates may hurt our profits and asset values.

2.	We are increasing our commercial real estate loan originations, which increases the risk in our loan portfolio.

3.	Slow growth in our market area has adversely affected and may continue to adversely affect our performance.

4.	A down turn in the local economy or a decline in real estate values could hurt our profits.

5.	Strong competition within our market area could hurt our profits and slow growth.

6.	We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

Risks Related to the Merger

1.	The LaPorte Savings Bank may be unable to effectively integrate City Savings Bank with and into its operations.

2.	We could potentially recognize goodwill impairment charges post-reorganization.

3.	City Savings Financial has experienced a high level of non-performing assets that may adversely affect its earnings.

4.	Subscribers who purchase shares in the offering will have their voting interests diluted by the issuance of shares in the merger.

Risks Related to this Offering

1.	Additional expenses following the offering from new equity benefit plans will adversely affect our profitability.

2.	We will need to devote additional resources to our finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements, which will increase our operating expenses.

3.	Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock.

4.	Issuance of shares for benefit programs may dilute your ownership interest.

5.	The LaPorte Savings Bank, MHC’s majority control of our common stock will enable it to exercise voting control over most matters put to a vote of stockholders and will prevent stockholders from forcing a sale or a second-step conversion transaction you may find advantageous.

6.	Office of Thrift Supervision regulations, proposed regulations and anti-takeover provisions in our charter restrict the accumulation of our common stock, which may adversely affect our stock price.

7.	Our stock price may decline when trading commences.

8.	There may be a limited market for our common stock, which may adversely affect our stock price.

Signature	Date	Signature	Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

LaPorte Bancorp, Inc.

Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 10,000 shares (10,000 shares x $10.00 per share = $100,000). No person, together with associates, as defined in the prospectus, and persons acting in concert, as defined in the prospectus, may purchase more than 30,000 shares (30,000 shares x $10.00 per share = $300,000) of the common stock offered in the stock offering. For additional information, see “THE REORGANIZATION AND STOCK OFFERING - Limitations on Purchases of Shares” in the prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at The LaPorte Savings Bank) or by check, bank draft or money order payable to LaPorte Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at The LaPorte Savings Bank’s passbook savings rate until the stock offering is completed or terminated.

To pay by withdrawal from a savings account or certificate of deposit (CDs) at The LaPorte Savings Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order and Certification Form. To withdraw from an account with checking privileges, please write a check. The LaPorte Savings Bank will waive any applicable penalties for early withdrawal from CDs. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 5 - Please check one of these boxes if you are a trustee, officer or employee of The LaPorte Savings Bank, or a member of such person’s household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of LaPorte Bancorp, Inc.’s common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (        ) ___-____. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 7 – You should list any qualifying accounts that you may have or had with The LaPorte Savings Bank in the box located under the heading “Qualifying Accounts.” For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying depositor numbers may result in the loss of part or all of your subscription rights.

NOTE: The order form is to be received (not postmarked) at 710 Indiana Avenue, LaPorte, Indiana 46350, or at one of The LaPorte Savings Bank’s other branch offices by the end of the subscription offering: September __, 2007 at 12:00 Noon, Central Time. Please be sure to sign on both sides of the Stock Order and Certification Form.

(See Reverse Side for Stock Ownership Guide)

LaPorte Bancorp, Inc.

Stock Ownership Guide and Stock Order Form Instructions

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Indiana and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For this type of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation “CUST” after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-IN or UTMA-Other State. List only the minor’s social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA account is currently at The LaPorte Savings Bank. The stock cannot be held in your The LaPorte Savings Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of days to complete a trustee-to-trustee transfer.

Registration for IRA’s:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.

On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #__________].

Address will be that of the broker / trust department to where the stock certificate will be sent.

The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.

Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See Reverse Side for Stock Order Form Instructions)